SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:
/ /     Preliminary Information Statement
/ /     Confidential, for Use of the Commission

        Only (as permitted by Rule 14c-5(d)(2))
/X/     Definitive Information Statement

                       The Preferred Group of Mutual Funds
        -----------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
/X/     No fee required
/ /     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

        (1)  Title of each class of securities to which transaction applies:
-----------------------------------------------------------------
        (2)  Aggregate number of securities to which transaction applies:
-----------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-----------------------------------------------------------------
        (4)  Proposed maximum aggregate value of transaction:
-----------------------------------------------------------------
        (5)  Total fee paid:
-----------------------------------------------------------------
/ /    Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)  Amount Previously Paid:

              (2)  Form, Schedule or Registration Statement No.:

              (3)  Filing Party:

              (4)  Date Filed:

                                     [Logo: The Preferred Group of Mutual Funds]

      THE PREFERRED ASSET ALLOCATION FUND
      a series of The Preferred Group of Mutual Funds


      INFORMATION STATEMENT
                                  June 22, 2004


                               GENERAL INFORMATION

This Information Statement, which is first being mailed to shareholders on or about June 22, 2004, is distributed in connection with an action to be taken by written consent of the Majority Shareholder (as defined below) of the Preferred Asset Allocation Fund (the "Fund"), a series of The Preferred Group of Mutual Funds (the "Trust"), on or about July 13, 2004 (the "Consent Date"), all as more fully described below. THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


The Trustees of the Trust (the "Trustees") have set June 11, 2004 (the "Record Date") as the record date for determining the number of shares and the shareholders entitled to give consent and to receive this Information Statement. On the Record Date, 13,697,698 shares of the Fund were outstanding. Information concerning shareholders who were known to be the record owners of more than 5% of the Fund's shares as of the Record Date is set forth below.

----------------------------------- ------------------- --------------------
NAME                                 NUMBER OF SHARES   PERCENT OF THE FUND

----------------------------------- ------------------- --------------------
Caterpillar Investment Trust 401(k)     9,947,754             72.62%
Plan ("Majority Shareholder")
----------------------------------- ------------------- --------------------
Mitra & Co. (Expediter Plans)           1,363,017              9.95%
----------------------------------- ------------------- --------------------

The address of the Majority Shareholder is 100 N.E. Adams Street, Peoria, Illinois 61629 and the address of Mitra & Co. is 1000 North Water Street, Milwaukee, WI 53202.

As of the Record Date, the Trustees and President of the Trust owned the following shares of the Fund:


--------------------------- -------------------------- ------------------------------------------
NAME AND ADDRESS OF               NUMBER OF SHARES                      NATURE OF
BENEFICIAL OWNER                BENEFICIALLY OWNED*               BENEFICIAL OWNERSHIP
--------------------------- -------------------------- ------------------------------------------
Gary M. Anna                        70,040.461**           Shared voting and investment power
1501 W. Bradley Avenue
Peoria, IL  61625
--------------------------- -------------------------- ------------------------------------------
William F. Bahl                        0.000                         Not applicable
212 E. Third Street
Suite 200
Cincinnati, OH  45202
--------------------------- -------------------------- ------------------------------------------
David L. Bomberger                    517.513               Sole voting and investment power
411 Hamilton Boulevard
Suite 1200
Peoria, IL  61602-1104

--------------------------- -------------------------- ------------------------------------------
Kevin E. Colgan                      6,222.000              Sole voting and investment power
100 N.E. Adams Street
Peoria, IL

61629-5330

--------------------------- -------------------------- ------------------------------------------
Dixie L. Mills                         0.000                         Not applicable
Illinois State University
Campus Box 5500
Normal, IL  61761
--------------------------- -------------------------- ------------------------------------------
Kenneth J. Zika                      12,342.630             Sole voting and investment power
12202 Wake Robin Way
Dunlap, IL  61525

--------------------------- -------------------------- ------------------------------------------


* As of the Record Date, each of the Trustees and the President of the Trust owned less than 1% of the Fund's outstanding shares, and the Trustees and the President of the Trust as a whole owned less than 1% of the Fund's outstanding shares.


** Includes 68,278.870 shares beneficially owned by Bradley University (the "Bradley Shares"). As Vice President for Business Affairs and Treasurer of Bradley University, Mr. Anna may be deemed to share beneficial ownership of the Bradley Shares. Mr. Anna disclaims beneficial ownership of the Bradley Shares.

Caterpillar Investment Management Ltd. ("CIML") serves as manager to the Fund. Caterpillar Securities Inc. ("CSI"), a wholly-owned subsidiary of CIML, serves as the Trust's distributor. The address of the principal executive offices of each of the Trust, CIML and CSI is 411 Hamilton Blvd., Suite 1200, Peoria, IL 61602.

As described more fully below, it is expected that a transaction (see "The Transaction" below) involving PanAgora Asset Management, Inc. ("PanAgora"), a subadviser to the Fund, will be consummated on or about July 14, 2004 (the "Transaction"). Consummation of the Transaction would constitute an "assignment," as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the existing subadvisory agreement (the "Current Agreement") between PanAgora and CIML with respect to the Fund. As required by the 1940 Act, the Current Agreement provides for its automatic termination in the event of its assignment. As described more fully below in "Description of Proposed, Current and Interim Subadviser Agreements - Interim Subadviser Agreement," to the extent the Transaction is consummated prior to the Consent Date (such Consent Date is expected to be on or about July 13, 2004), PanAgora would continue its subadvisory responsibilities for its portion of the Fund pursuant to an interim subadviser agreement (the "Interim Subadviser Agreement") that would terminate upon the earlier to occur of the following: (i) the effectiveness of a subadviser agreement between CIML and PanAgora approved by the affirmative vote of a majority of the outstanding voting securities of the Fund (the "Proposed Agreement"); or (ii) the close of business on the date that is 150 days following the date on which the Current Agreement terminates. To the extent the Transaction is consummated on or after the Consent Date, the Interim Subadviser Agreement would not go into effect. In order for PanAgora to serve as subadviser for the Fund following the termination of the Current Agreement or the Interim Subadviser Agreement, as the case may be, the 1940 Act would require approval of the Proposed Agreement by both the Trust's Board of Trustees and the Fund's shareholders. Shareholder approval of the Interim Subadviser Agreement would not be required under the 1940 Act.

The Proposed Agreement was approved (to be effective upon shareholder approval) by a majority of the Trustees, including a majority of those Trustees (the "Independent Trustees") who are not "interested persons" (as defined in the 1940
Act) of the Trust or any party to the Proposed Agreement, on May 11, 2004. The Trustees, including the Independent Trustees, have recommended approval of the Proposed Agreement by shareholders, and the Majority Shareholder has indicated on a preliminary basis that it intends to grant such approval by written consent.

A description of the Proposed Agreement, the services to be provided thereunder, and the procedures for termination and renewal thereof is set forth below under "Description of Proposed, Current and Interim Subadviser Agreements - Proposed Agreement." Such description is qualified in its entirety by reference to the form of the Proposed Agreement set forth in Appendix A to this Information Statement. Additional information about CIML and PanAgora is set forth below under "Other Information."

FURTHER INFORMATION CONCERNING THE FUND IS CONTAINED IN ITS MOST RECENT ANNUAL AND SEMIANNUAL REPORTS TO SHAREHOLDERS, EACH OF WHICH MAY BE OBTAINED FREE OF CHARGE BY WRITING TO THE PREFERRED GROUP OF MUTUAL FUNDS, P.O. BOX 8320, BOSTON, MA 02266-8320 OR BY TELEPHONING 1-800-662-4769.

THE TRANSACTION

PanAgora, a Delaware corporation, is a registered investment adviser with approximately $12.2 billion in assets under management as of March 31, 2004. Nippon Life Insurance Company ("Nippon Life") currently owns 50% of the outstanding shares of PanAgora. Putnam Investments, LLC ("Putnam"), the other shareholder of PanAgora, currently owns 50% of the outstanding shares of PanAgora. Putnam is owned by Marsh & McLennan Companies, Inc., a publicly-owned holding company whose principal businesses are international insurance and reinsurance brokerage, employee benefit consulting and investment management. The principal businesses of Nippon Life are insurance (primarily life insurance) and investment management.


It is expected that on or about July 14, 2004, Putnam and Nippon Life will enter into a share purchase agreement (the "Purchase Agreement") pursuant to which Putnam will acquire majority ownership of PanAgora. Under the terms of the Purchase Agreement, Putnam will acquire an additional 30% of the outstanding voting stock of PanAgora from Nippon Life for an undisclosed amount. The Transaction is expected to be completed on the date the Purchase Agreement is signed.

It is expected that Putnam would gain control of PanAgora, having acquired 80% of the outstanding voting stock of PanAgora, while the remainder of PanAgora's voting stock would continue to be held by Nippon Life. Senior management at PanAgora would retain its 15% non-voting interest in PanAgora. William Poutsiaka, PanAgora's President and Chief Executive Officer, would become Chairman of PanAgora. Eric Sorensen, Ph.D., Putnam's Chief Investment Officer for Structured Equity Products, would then become PanAgora's President and Chief Executive Officer. It is expected that Edgar Peters, PanAgora's Chief Investment Officer and Head of Strategy, would continue in his current role. The Transaction is subject to a number of conditions, including obtaining the consent of several non-U.S. regulatory bodies.


Putnam, Nippon Life, and PanAgora do not presently intend for the Transaction to affect the operating autonomy of PanAgora. In addition, Putnam has advised PanAgora that it presently anticipates that the senior portfolio management teams of PanAgora would continue in their present capacities and has put in place short-term compensation guarantees to support this outcome; that the eligibility of PanAgora, under the Investment Advisers Act of 1940, to serve as a subadviser to the Fund would not be affected by the Transaction; and that PanAgora would be able to continue to provide advisory and management services with no material changes in operating conditions. Putnam has also advised PanAgora that it currently anticipates that the Transaction would not affect the ability of PanAgora to fulfill its obligations under the Proposed Agreement and/or Interim Subadviser Agreement, as the case may be. Any and all fees and expenses incurred by the Fund relating to the Interim Subadviser Agreement, Proposed Agreement and/or this Information Statement will be paid by PanAgora. Neither the Trust, the Fund nor its shareholders will incur any related expenses.

PanAgora has informed the Trust that it has determined that that the scope and quality of services that would be provided to the Fund under the Proposed Agreement would be at least equivalent to the scope and quality of services provided under the Current Agreement.

DESCRIPTION OF PROPOSED, CURRENT AND INTERIM SUBADVISER AGREEMENTS

PROPOSED AGREEMENT. Under the Proposed Agreement, PanAgora receives a fee from CIML based on the Fund assets managed or advised by PanAgora (the "Fund Assets") together with any other assets managed or advised by PanAgora relating to Caterpillar Inc. or any of its affiliates. (The Fund Assets together with such other assets are collectively referred to as the "Combined Assets.") The subadvisory fee is calculated based on the average quarterly net asset value, determined as of the last business day of each month in the calendar quarter, of the Combined Assets at the annual rate of 0.50% of the first $10 million of Combined Assets, 0.40% of the next $40 million of Combined Assets, 0.20% of the next $50 million of Combined Assets and 0.10% of Combined Assets in excess of $100 million. This amount is then allocated based upon the ratio of Fund Assets to Combined Assets. CIML has informed the Trust that for the fiscal year ended June 30, 2003, PanAgora was paid $215,302 for its services to the Fund.

The Proposed Agreement provides that, subject to the supervision of the Trustees and CIML, PanAgora will furnish continuously an investment program for the Fund, make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments in accordance with its Prospectus and Statement of Additional Information. The Proposed Agreement also requires PanAgora to furnish, at its expense, (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties thereunder faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund, including oversight of the pricing of the Fund's portfolio and assistance in obtaining prices for portfolio securities (but excluding determination of net asset value, shareholder accounting services and fund accounting services).

As permitted by Section 28(e) of the Securities Exchange Act of 1934 ("1934 Act"), the Proposed Agreement provides that PanAgora may cause the Fund to pay a broker-dealer which provides "brokerage and research services" (as defined in the 1934 Act) to PanAgora an amount of commission for effecting a securities transaction for the Fund in excess of the commission which another broker-dealer would have charged for effecting that transaction.

The Proposed Agreement provides that it will continue in effect for an initial term of two years from its date of execution (which is expected to be as of the date the Transaction is consummated) and thereafter so long as it is approved at least annually in accordance with the 1940 Act. The 1940 Act requires that, after the initial two-year term, all subadvisory agreements be approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of the Independent Trustees and (ii) the majority vote of the full Board of Trustees or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund. The Proposed Agreement terminates automatically in the event of its assignment or the termination of the management contract between CIML and the Trust, and may be terminated without penalty by the Trust (through action of the Trust's Board of Trustees or a majority of the outstanding voting securities of the Fund) at any time, on written notice to CIML and PanAgora, by CIML on sixty days' written notice to PanAgora and by PanAgora on ninety days' written notice to CIML. To the extent required by the 1940 Act, the Proposed Agreement may be amended only by the affirmative vote of the holders of a majority of the outstanding voting securities of the Fund.

The Proposed Agreement provides that PanAgora shall not be subject to any liability to the Trust, the Fund or CIML, or to any shareholder, officer, director or Trustee thereof, for any act or omission in the course of, or connected with, rendering services thereunder, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

CURRENT AGREEMENT. There are no material differences between the Proposed Agreement and the Current Agreement, except that the Proposed Agreement: (i) contains a different effective date; (ii) incorporates language clarifying the methodology for calculating PanAgora's fee; (iii) incorporates language clarifying CIML's ultimate control of the Fund and supervisory role with respect to PanAgora's management of the Fund; and (iv) incorporates language clarifying that, with respect to amendments to the Proposed Agreement, the affirmative vote of the holders of a majority of the outstanding voting securities of the Fund is only required to the extent required by the 1940 Act. The Current Agreement, dated January 31, 1998 (as amended on April 1, 2003), was last approved by the written consent of the Majority Shareholder on February 1, 1998, in connection with a change of control of PanAgora. The Trustees last approved the continuance of the Current Agreement, effective June 29, 2004, at a meeting held on May 11, 2004.

INTERIM SUBADVISER AGREEMENT. There are no material differences between the Interim Subadviser Agreement and the Current Agreement, except the Interim Subadviser Agreement (i) will have an effective date that is the date the Transaction is consummated, (ii) will terminate automatically upon the earlier to occur of (A) the effectiveness of the Proposed Agreement and (B) the close of business on that date that is 150 days following the date on which the Current Agreement terminates, (iii) cannot be terminated by PanAgora or CIML and (iv) pursuant to Rule 15a-4 under the 1940 Act, requires any compensation paid under the Interim Subadviser Agreement to be held in an interest-bearing escrow account with the Fund's custodian or bank (as defined in the 1940 Act) until such time as the holders of a majority of the Fund's outstanding voting securities vote on the Proposed Agreement. If the holders of a majority of the Fund's outstanding voting securities approve the Proposed Agreement, the Interim Subadviser Agreement provides that PanAgora shall be paid the amount in the escrow account (including interest earned). If, however, the holders of a majority of the Fund's outstanding voting securities do not approve the Proposed Agreement, the Interim Subadviser Agreement provides that PanAgora shall be paid, from the escrow account, an amount equal to the lesser of: (A) any costs incurred in performing the Interim Subadviser Agreement (plus interest earned on that amount in the escrow account); and (B) the total amount in the escrow account (plus interest thereon). As noted above, the Majority Shareholder has indicated on a preliminary basis that it intends to grant approval of the Proposed Agreement by written consent.

The Trustees of the Trust approved the Interim Subadviser Agreement on May 11, 2004. As noted above, the Interim Subadviser Agreement will go into effect only if the Transaction is consummated prior to the Consent Date. To the extent the Transaction is consummated subsequent to the Consent Date, the Interim Subadviser Agreement will not become effective and the Proposed Agreement would, if approved, take effect immediately upon the consummation of the Transaction.

SHAREHOLDER CONSENT

Approval of the Proposed Agreement will require the consent of a "majority of the outstanding voting securities" of the Fund, which means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy. As stated above, the Majority Shareholder has indicated that, as permitted by the Trust's by-laws, it intends to execute a consent to be effective on or about July 13, 2004, which would by itself constitute the necessary shareholder approval under the 1940 Act. No action is required to be taken by you as a shareholder of the Fund; this Information Statement is furnished to you for your information only in light of relevant federal securities laws.

OTHER INFORMATION

TRUSTEE REVIEW. The Board of Trustees, including a majority of the Independent Trustees, considered and approved the Proposed Agreement at a meeting held on May 11, 2004. The Trustees, including the Independent Trustees, reviewed all material provided by PanAgora and its affiliates, and requested and received all information which they deemed relevant to form a judgment as to whether the Proposed Agreement is in the best interests of the Fund and its shareholders.

The Independent Trustees considered the fact that the Proposed Agreement would, except as described herein, have terms and conditions identical to those of the Current Agreement and considered certain representations of Putnam and PanAgora, described above in the section entitled "The Transaction," with respect to PanAgora's ability to continue to provide advisory and management services with no material changes in operating conditions.

The Trustees also considered that PanAgora has represented to them that the scope and quality of services to be provided to the Fund under the Proposed Agreement will be at least equivalent to the scope and quality of services provided under the Current Agreement.

In their consideration of the Proposed Agreement, the Trustees noted that PanAgora may receive research services from brokers in connection with portfolio securities transactions for the Fund. The Trustees realize that research services furnished by brokers through which the Fund effects securities transactions may be used by PanAgora in advising other accounts that it advises. Conversely, research services furnished to PanAgora in connection with other accounts PanAgora advises may be used by PanAgora in advising the Fund. No material change in brokerage arrangements is contemplated to result from the approval of the Proposed Agreement, however.

Based on the foregoing, the Trustees concluded that the approval of the Proposed Agreement was in the best interests of the Fund and its shareholders.

PANAGORA ASSET MANAGEMENT, INC. The principal executive officer of PanAgora is William J. Poutsiaka. The principal occupation of Mr. Poutsiaka is as President and Chief Executive Officer of PanAgora. In addition to Mr. Poutsiaka, the following individuals currently serve as a director of PanAgora:

---------------------- ----------------------------------------------------
NAME                   PRINCIPAL OCCUPATION

---------------------- ----------------------------------------------------
Steven Spiegel         Director of Corporate Development, Marsh &
                       McLennan Companies, Inc.
---------------------- ----------------------------------------------------

John F. Boneparth      Senior Managing Director of Putnam
---------------------- ----------------------------------------------------

John M. Brown          Senior Managing Director of Putnam
---------------------- ----------------------------------------------------
Irene M. Esteves       Former Senior Managing Director and Chief
                       Financial Officer of Putnam
---------------------- ----------------------------------------------------
Masahiro Yamada        President and Chief Executive Officer of Nissay
                       Asset Management Corporation
---------------------- ----------------------------------------------------
Kiyoshi Ujihara        Director of Nippon Life

---------------------- ----------------------------------------------------
Toshiyuki Maeda        General Manager of International Planning &
                       Operations for Nippon Life International Planning
                       & Operations Department.
---------------------- ----------------------------------------------------
Yoshikazu Takeda       Director and General Manager for the Americas and
                       Europe of NLI International
---------------------- ----------------------------------------------------

It is expected that subsequent to the consummation of the Transaction, the following individuals will serve as a director of PanAgora:

--------------------------- -------------------------------------------------
NAME                        PRINCIPAL OCCUPATION

--------------------------- -------------------------------------------------
John F. Boneparth           Senior Managing Director of Putnam
--------------------------- -------------------------------------------------
Woody E. Bradford           Senior Vice President of Putnam
--------------------------- -------------------------------------------------
Jeffrey L. Gould            Managing Director of Putnam
--------------------------- -------------------------------------------------
Amrit Kanwal                Senior Managing Director and Chief Financial
                            Officer of Putnam

--------------------------- -------------------------------------------------
Francis J. McNamara, III    Chief Legal Officer of Putnam
--------------------------- -------------------------------------------------
Steve Oristaglio            Senior Managing Director of Putnam
--------------------------- -------------------------------------------------
William J. Poutsiaka        Chairman of PanAgora
--------------------------- -------------------------------------------------
Eric Sorensen               President and Chief Executive Officer of PanAgora
--------------------------- -------------------------------------------------
Kiyoshi Ujihara             Director of Nippon Life

--------------------------- -------------------------------------------------
Yoshikazu Takeda            Director and General Manager for the Americas and
                            Europe of NLI International
--------------------------- -------------------------------------------------

The principal business address of PanAgora and Messrs. Poutsiaka and Sorensen is 260 Franklin Street, Boston, MA 02110. The principal business address of Putnam, Messrs. Spiegel, Boneparth, Bradford, Gould, Kanwal, McNamara, Oristaglio and Brown and Ms. Esteves is One Post Office Square, Boston, MA 02109. The principal business address of Nippon Life and Messrs. Yamada, Ujihara and Maeda is 1-2-2 Yurakucho Chiyodo-Ku, Tokyo 100-8444, Japan. The principal business address of Mr. Takeda is 1251 Avenue of the Americas, Suite 5210, New York, NY 10020-1198.


CIML. CIML serves as manager of the Fund pursuant to a management contract (the "Management Contract") dated as of June 29, 1992. The sole initial shareholder of the Fund approved the Management Contract on June 30, 1992, and the Trustees of the Trust last approved the continuance of the Management Contract at a meeting held on May 10, 2004.

Under the Management Contract, subject to the control of the Trustees, CIML has agreed to furnish continuously an investment program for the Fund, make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments in accordance with the Fund's Prospectus and Statement of Additional Information. The Management Contract expressly permits advisory services to be delegated to and performed by a subadviser. CIML also manages, supervises and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services and pays all salaries, fees and expenses of the Trustees and officers of the Trust who are affiliated with CIML.

Under the Management Contract, the Fund pays CIML a monthly fee based on average net assets of the Fund at an annual rate of 0.70% of such average net assets. For the fiscal year ended June 30, 2003, the Fund paid CIML $787,905. Under the Management Contract, the Fund bears all expenses of the Fund not expressly assumed by CIML. CIML's compensation under the Management Contract is subject to reduction to the extent that in any year the expenses of the Fund exceed the limits on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer or sale.

As permitted by Section 28(e) of the 1934 Act, the Management Contract provides that CIML may cause the Fund to pay a broker-dealer which provides brokerage and research services to CIML an amount of commission for effecting a securities transaction for the Fund in excess of the commission which another broker-dealer would have charged for effecting that transaction.

The Management Contract provides that it will continue in effect for an initial term of two years from the date of execution and thereafter so long as it is approved at least annually in accordance with the 1940 Act. The 1940 Act requires that, after the initial two-year term, all advisory agreements be approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of the Independent Trustees and (ii) the majority vote of the full

Board of Trustees or the vote of a majority of the outstanding voting securities of the Fund. The Management Contract terminates automatically in the event of assignment, and may be terminated without penalty by either party on not more than sixty days' written notice.

The Management Contract provides that CIML shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

CIML is a Delaware corporation and a wholly-owned subsidiary of Caterpillar Inc., a Delaware corporation. The directors and principal executive officer of CIML are: David L. Bomberger, President and Director; Kevin E. Colgan, Director; and Fred L. Kaufman, Treasurer and Director. The principal occupation of each of CIML's directors and principal executive officer is as a director and executive officer of CIML and/or certain of its corporate affiliates. Mr. Bomberger also serves as President of the Trust. In addition, Mr. Kaufman serves as Vice President and Treasurer of the Trust, and Sean X. McKessy, Clerk of CIML, serves as Clerk of the Trust. Mr. Colgan, Treasurer for Caterpillar Inc., also serves as Trustee for the Trust.

The address of the principal executive offices of CIML and of Messrs. Bomberger and Kaufman is 411 Hamilton Blvd., Suite 1200, Peoria, IL 61602. The address of the principal executive offices of each of Caterpillar Inc. and of Mr. Colgan is 100 N.E. Adams Street, Peoria, Illinois 61629.

AFFILIATED BROKERS. During the fiscal year ended June 30, 2003, the Fund placed orders for the purchase and sale of securities with J.P. Morgan Securities, Inc., an affiliate of J.P. Morgan Investment Management Inc. ("Morgan") and Deutsche Bank Securities, Inc. ("Deutsche Bank"), an affiliate of Oppenheimer Capital ("Oppenheimer"). Morgan serves as subadviser to the Preferred Money Market Fund, a series of the Trust. Oppenheimer served as subadviser to the Preferred Value Fund, another series of the Trust, until December 31, 2002.

Fiscal year ended June 30, 2003:

------------------------------------------------------------------------------
                                                             % of Fund's
                                Amount of Brokerage           Aggregate
Affiliated Broker                    Commissions         Brokerage Commissions
------------------------------------------------------------------------------
J.P. Morgan Securities, Inc.        $1,931                     3.62%
------------------------------------------------------------------------------
Deutsche Bank Securities, Inc.         $26                     0.05%
------------------------------------------------------------------------------

OTHER INVESTMENT COMPANIES. PanAgora does not provide investment advisory services to other investment companies with an investment objective that might be deemed similar to that of the Fund.


OTHER SERVICE PROVIDERS. The Fund's transfer agent and dividend-paying agent is Boston Financial Data Services, Inc., 2000 Crown Colony Dr., 4th Floor, Quincy, MA 02169. The Fund's custodian is State Street Bank and Trust Company, P.O. Box 1713, Boston, MA 02101. The Fund's independent accountants are
PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                   APPENDIX A

                         PREFERRED ASSET ALLOCATION FUND

                              SUBADVISER AGREEMENT

Subadviser Agreement executed as of ____________, 2004 between CATERPILLAR INVESTMENT MANAGEMENT LTD., a Delaware corporation (the "Manager"), and PANAGORA ASSET MANAGEMENT, INC., a Delaware corporation (the "Subadviser").

                                   WITNESSETH:

         That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.   SERVICES TO BE RENDERED BY SUBADVISER TO THE TRUST.

(a) Subject always to the control of the Manager (to the extent contemplated by this Agreement and the Management Contract described in Section 4 hereof) and the trustees of The Preferred Group of Mutual Funds (the "Trustees"), a Massachusetts business trust (the "Trust"), including the Manager's authority to determine what securities or other property shall be purchased or sold by or for the Preferred Asset Allocation Fund series of the Trust (the "Fund"), the Subadviser, at its expense, will furnish continuously an investment program for the Fund and will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments. In the performance of its duties, the Subadviser (i) will comply with the provisions of the Trust's Agreement and Declaration of Trust and By-laws, including any amendments thereto (upon receipt of such amendments by the Subadviser), and the investment objectives, policies and restrictions of the Fund as set forth in its current Prospectus and Statement of Additional Information (copies of which will be supplied to the Subadviser upon filing with the Securities and Exchange Commission), (ii) will use its best efforts to safeguard and promote the welfare of the Fund, (iii) will comply with other policies which the Trustees or the Manager, as the case may be, may from time to time determine as promptly as practicable after such policies have been communicated to the Subadviser in writing, and (iv) shall exercise the same care and diligence expected of the Trustees. The Subadviser and the Manager shall each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund.

(b) The Subadviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties hereunder faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund, including oversight of the pricing of the Fund's portfolio and assistance in obtaining prices for portfolio securities (but excluding determination of net asset value, shareholder accounting services and fund accounting services).

(c) In the selection of brokers, dealers or futures commissions merchants (collectively, "brokers") and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Subadviser shall comply with such policies established by the Trustees or the Manager and communicated to the Subadviser in writing and shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker involved and the quality of service rendered by the broker in other transactions. Subject to such policies as the Trustees or the Manager may determine and communicate to the Subadviser in writing, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provides brokerage and research services to the Subadviser or any affiliated person of the Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to the Fund and to other clients of the Subadviser and any affiliated person of the Subadviser as to which the Subadviser or any affiliated person of the Subadviser exercises investment discretion. The Trust agrees that any entity or person associated with the Subadviser or any affiliated person of the Subadviser which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(2)(iv).

(d) The Subadviser shall not be obligated to pay any expenses of or for the Trust or of or for the Fund not expressly assumed by the Subadviser pursuant to this Section 1.

2.   OTHER AGREEMENTS, ETC.

     It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Subadviser, and in any person controlling, controlled by or under common control with the Subadviser, and that the Subadviser and any person controlling, controlled by or under common control with the Subadviser may have an interest in the Trust. It is also understood that the Subadviser and persons controlling, controlled by or under common control with the Subadviser have and may have advisory, management service, distribution or other contracts with other organizations and persons, and may have other interests and businesses.

3.   COMPENSATION TO BE PAID BY THE MANAGER TO THE SUBADVISER.

     The Manager will pay to the Subadviser as compensation for the Subadviser's services rendered, for the facilities furnished and for the expenses borne by the Subadviser pursuant to Section 1, a fee in accordance with Schedule A of this Agreement.

4.   ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS AGREEMENT.

     This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the Management Contract dated as of June 29, 1992 between the Manager and the Trust, with respect to the Fund, shall have terminated for any reason, and the Manager shall provide notice of any such termination of the Management Contract to the Subadviser; and, to the extent required by the Investment Company Act of 1940, as amended (the "1940 Act"), this Agreement shall not be amended unless such amendment be approved by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Subadviser.

5.   EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

     This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

     (a) The Trust may at any time terminate this Agreement by written notice delivered or mailed by registered mail, postage prepaid, to the Manager and the Subadviser, or

     (b) If (i) the Trustees or the shareholders of the Trust by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Subadviser, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Subadviser may continue to serve hereunder in a manner consistent with the 1940 Act, and the rules and regulations thereunder, or

     (c) The Manager may at any time terminate this Agreement by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser, and the Subadviser may at any time terminate this Agreement by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager.

     Action by the Trust under paragraph (a) above may be taken either (i) by vote of a majority of the Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

     Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

     6.   CERTAIN INFORMATION.

     The Subadviser shall promptly notify the Manager in writing of the occurrence of any of the following events: (a) the Subadviser shall fail to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended from time to time, and under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement or any other agreement concerning the provision of investment advisory services to the Trust, (b) the Subadviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust, (c) there is a change in control of the Subadviser or any parent of the Subadviser within the meaning of the 1940 Act or (d) there is a material adverse change in the business or financial position of the Subadviser.

     7.   CERTAIN DEFINITIONS.

     For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding shares" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

     For the purposes of this Agreement, the terms "affiliated person", "control", "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the 1934 Act and the rules and regulations thereunder.

     8.   NONLIABILITY OF SUBADVISER.

     In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser, or reckless disregard of its obligations and duties hereunder, the Subadviser shall not be subject to any liability to the Manager, to the Trust, to the Fund, or to any shareholder, officer, director or Trustee thereof, for any act or omission in the course of, or connected with, rendering services hereunder.

     9.   EXERCISE OF VOTING RIGHTS.

     Except with the agreement or on the specific instructions of the Trustees or the Manager, the Subadviser shall exercise or procure the exercise of any voting right attaching to investments of the Fund.

     10.  NOTICES.

     All notices, requests and consents shall be in writing and shall be personally delivered or mailed by registered mail, postage prepaid, to the other party at such address as may be furnished in writing by such party.

     11.  CONSULTING WITH SUBADVISERS.

     (a) The Subadviser shall not consult with any Preferred Subadviser (other than an affiliated person of the Subadviser) concerning transactions of the Fund in securities or other assets.

     (b) To the extent that multiple Preferred Subadvisers serve as investment advisers of the Fund, the Subadviser shall be responsible for providing investment advice only with respect to such portion of the Fund as may from time to time be determined by the Manager.

     (c)  "Preferred Subadviser" means an investment adviser, as defined in
          Section 2(a)(20)(B) of the 1940 Act, for a series of the Trust. "Preferred Subadviser" shall include an investment adviser that serves as an investment adviser for a series of the Trust pursuant to an agreement between such investment adviser and a Preferred Subadviser.

     IN WITNESS WHEREOF, CATERPILLAR INVESTMENT MANAGEMENT LTD. and PANAGORA ASSET MANAGEMENT, INC. have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.




                                     CATERPILLAR INVESTMENT MANAGEMENT LTD.



                                     By: _______________________________



                                           Title:



                                     PANAGORA ASSET MANAGEMENT, INC.



                                     By: _______________________________
                                           Title:


         The foregoing is accepted by:


                                     THE PREFERRED GROUP OF MUTUAL FUNDS


                                     By: __________________________
                                           Title:

                                   SCHEDULE A

     1. For purposes of calculating the fee to be paid to the Subadviser under this Agreement:

          "Fund Assets" shall mean the net assets of the Fund managed by the Subadviser;

          "Plan Assets" shall mean the net assets of the portion of assets managed by the Subadviser, excluding the Fund, (i) of any constituent fund of the Caterpillar Investment Management Ltd. Tax Exempt Group Trust, (ii) of any assets managed or advised by the Manager for which the Subadviser has been appointed subadviser by the Manager, (iii) of Caterpillar Inc. or any of its subsidiaries or (iv) of any employee benefit plan sponsored by Caterpillar Inc. or any of its subsidiaries;

          "Combined Assets" shall mean the sum of Fund Assets and Plan Assets;
          and

          "Average Quarterly Net Assets" shall mean the average of the net asset value of the Fund Assets, Plan Assets or Combined Assets, as the case may be, as of the last business day of each month in the calendar quarter.

     2. The Subadviser fee shall be paid in arrears (within 10 days of receipt by the Manager of an invoice from the Subadviser) based upon the Average Quarterly Net Assets of the Combined Assets during the preceding calendar quarter. The fee payable for the calendar quarter shall be calculated by applying the annual rate, as set forth in the fee schedule below, to the Average Quarterly Net Assets of the Combined Assets, and dividing by four. The portion of the quarterly fee to be paid by the Manager shall be prorated based upon the Average Quarterly Net Assets of the Fund Assets as compared to the Average Quarterly Net Assets of the Combined Assets. For a calendar quarter in which this Agreement becomes effective or terminates, the portion of the Subadviser fee due hereunder shall be prorated on the basis of the number of days that the Agreement is in effect during the calendar quarter.

     3. The following fee schedule shall be used to calculate the fee to be paid to the Subadviser under this Agreement:

          ------------------ -------------- --------------- ---------------
              First $10        Next $40        Next $50       Over $100
               Million          Million        Million         Million
          ------------------ -------------- --------------- ---------------
                0.50%            0.40%          0.20%           0.10%
          ------------------ -------------- --------------- ---------------